Special Servicing Agreement

THIS AGREEMENT is dated December 2, 2009 and effective as of May 1, 2009, and is between and among the “Underlying Funds,” the “Top-Tier Funds” and the “Service Providers,” as each is defined below.  This Agreement sets forth the principles and arrangements whereby the Underlying Funds will bear some or all of the Operating Expenses, as defined below, of the Top-Tier Funds.

Section 1.                  The Funds.  The term “Funds” refers collectively to the Top-Tier Funds and the Underlying Funds, each of which is an open-end management investment company registered under the Investment Company Act of 1940 (the “1940 Act”) or a separate series thereof.

A.     The term “Top-Tier Fund” refers to each “fund of funds” listed on Annex I, as it may be amended from time to time.  Each “Top-Tier Fund” invests its assets in two or more Underlying Funds, as well as such other assets as may be permitted by Section 12(d)(1)(G) of the 1940 Act, the rules thereunder or any exemptive orders relating thereto.

B.     Underlying Funds.  The term “Underlying Fund” refers to each of the Funds in which the Top-Tier Funds may invest and listed on Annex II, as it may be amended from time to time.  Each “Underlying Fund” invests its assets in individual portfolio securities in accordance with specified investment objectives, policies and restrictions.

C.     Additional Top-Tier Funds and Underlying Funds may be added as parties to this Agreement by adding their names to Annex I or Annex II, as applicable, and subject to their execution and delivery of a counterpart copy of this Agreement to reflect agreement to the terms hereof.

D.     Each Top-Tier Fund and certain Underlying Funds currently offer multiple classes of shares which are issued and bear expenses in accordance with Rule 18f-3 under the 1940 Act.

Section 2.                  The Service Providers.  The term “Service Providers” refers to the distributor of shares of the Funds, Franklin/Templeton Distributors, Inc., to the fund administrator to the Funds, Franklin Templeton Services LLC, for a Fund that has no investment adviser, and to each investment adviser to the other Funds, namely: Franklin Advisers, Inc., Franklin Templeton Institutional, LLC, Franklin Templeton Investments Corp,. Franklin Investment Advisory Services, LLC, Franklin Advisory Services, LLC, Franklin Mutual Advisers, LLC, Templeton Asset Management Ltd., Templeton Global Advisors Limited, Templeton Investment Counsel, LLC and Franklin Templeton Investment Management Limited.  Any additional Service Provider may be added to this Agreement upon the execution and delivery of a counterparty copy of this Agreement by such Service Provider to reflect its agreement to the terms hereof.

Section 3.                  Principal Purposes and Anticipated Benefits of Top-Tier Funds

A.     The Top-Tier Funds have been designed to satisfy the demand of investors for a simple and cost-effective means of obtaining professional investment allocation of their assets among a diversified group of Funds.

B.     The amount of the benefits realized or expected to be realized by an Underlying Fund from the investment in the Underlying Fund by a Top-Tier Fund (“Underlying Fund Benefits”) are expected to result primarily from the incremental increase in assets resulting from investments in the Underlying Fund by the Top-Tier Fund, and the large asset size of each shareholder account that represents an investment by a Top-Tier Fund relative to other shareholder accounts.  A shareholder account that represents a Top-Tier Fund should experience fewer shareholder transactions and greater predictability of transaction activity than other shareholder accounts.  As a result, the shareholder servicing costs to any Underlying Fund for servicing one account registered to a Top-Tier Fund will be significantly less than the cost to that same Underlying Fund of servicing the same pool of assets contributed by a large group of shareholders owning relatively small accounts in one or more Underlying Funds.  In addition, by reducing Top-Tier Fund expenses, the arrangement effected by this Agreement may lead to increased assets being invested in the Top-Tier Funds, which in turn would lead to increased assets being invested in the Underlying Funds, which could enable the Underlying Funds to control and reduce their expense ratios because their operating expenses will be spread over a larger asset base.

Section 4.                  Expenses of Top-Tier Funds.

The Top-Tier Funds incur, or may incur, four types of expenses:

i.         “Operating Expenses,” which are defined for purposes of this Agreement as all Top-Tier Fund expenses, except those described in (ii), (iii) and (iv) below, and include Securities and Exchange Commission (“SEC”) and state securities registration fees; fund accounting fees and expenses; printing and postage costs for prospectuses to existing shareholders and periodic reports; costs of legal, audit and custody services; insurance; directors’/trustees’ fees; and other miscellaneous expenses.

ii.       Management, advisory or asset allocation fees.

iii.      Extraordinary Expenses which include: the fees and costs of actions, suits or proceedings and any penalties, damages or payments in settlement in connection therewith, which a Top-Tier Fund may incur directly, or may incur as a result of its legal obligation to provide indemnification to its officers, directors/trustees and agents; the fees and costs of any governmental investigation and any fines or penalties in connection therewith; and any federal, state or local tax, or related interest penalties or additions to tax, incurred, for example, as a result of a Top-Tier Fund’s failure to distribute all of its earnings, failure to qualify under subchapter M of the Internal Revenue Code of 1986, as amended, or failure to file in a timely manner any required tax returns or other filings.

iv.     Distribution or shareholder services (Rule 12b-1) fees and/or class-specific administrative services fees.

Section 5.                  Agreement by Underlying Funds to Bear Operating Expenses of Top-Tier Funds.

A.     Subject to the conditions and limitations set forth in Paragraphs B, C, D and E of this Section 5, each Underlying Fund agrees to bear the Operating Expenses of its respective Top-Tier Funds in proportion to the average daily value of shares of such Underlying Fund owned by each respective Top-Tier Fund.  To the extent that Underlying Fund Payments (as described below) are treated, in whole or in part, as a class-based expense of an Underlying Fund, or are used to pay a class-based expense of a Top-Tier Fund, the conditions and limitations in Paragraphs B, C, D and E must be met with respect to each class of a Fund as well as the Fund as a whole.

B.     No Underlying Fund will, under this Agreement, reimburse transfer agent expenses of a Top-Tier Fund, including sub-accounting expenses and other out-of-pocket expenses, at a rate in excess of the average per account transfer agent expenses of the Underlying Fund, including sub-accounting expenses and other out-of-pocket expenses, expressed as a basis point charge (for purposes of calculating the Underlying Fund’s average per account transfer agent expense, the Top-Tier Funds’ investments in the Underlying Fund will be excluded).

C.     The total amount of Operating Expenses of a Top-Tier Fund that may be paid by an Underlying Fund (“Underlying Fund Payments”) cannot exceed the amount of the respective Underlying Fund’s Underlying Fund Benefits.

D.     The total amount of Underlying Fund Payments to a Top-Tier Fund may not exceed the amount of actual Operating Expenses incurred by the Top-Tier Fund.

E.      No affiliated person of a Top-Tier Fund, or affiliated person of such affiliated person, will receive, directly or indirectly, any portion of the Underlying Fund Payments, except for bona fide transfer agent services approved by the board of directors/trustees (the “Board”) of the Underlying Fund, including a majority of directors/trustees of the Fund who are not “interested persons,” as defined in section 2(a)(19) of the 1940 Act (the “Independent Directors”).

Section 6.                  Board Approval.

A.     Prior to a Fund’s entering into this Agreement, the Board, including a majority of the Independent Directors, must determine that the Agreement is in the best interests of the Fund and its shareholders and does not involving overreaching on the part of any person concerned.

B.     In approving the Agreement, the Board of an Underlying Fund must consider, without limitation:

i.         The reasons for the Underlying Fund’s entering into the Agreement;

ii.       Information quantifying the Underlying Fund Benefits;

iii.      The extent to which investors in the Top-Tier Fund could have purchased shares of the Underlying Fund;

iv.     The extent to which an investment in the Top-Tier Fund represents or would represent a consolidation of accounts in the Underlying Funds, through exchanges or otherwise, or a reduction in the rate of increase in the number of accounts in the Underlying Funds;

v.       The extent to which the expense ratio of the Underlying Fund was reduced following investment in the Underlying Fund by the Top-Tier Fund and the reasonably foreseeable effects of the investment by the Top-Tier Fund on the Underlying Fund’s expense ratio;

vi.     The reasonably foreseeable effects of participation in this Agreement on the Underlying Fund’s expense ratio; and

vii.    Any conflicts of interest that the Service Providers, any affiliated person of the Service Providers, or any other affiliated person of the Underlying Fund may have relating to the Underlying Fund’s participation in this Agreement.

C.     Prior to approving this Agreement on behalf of an Underlying Fund, the Board of the Underlying Fund, including a majority of the Independent Directors, must determine that:

i.         the Underlying Fund Payments under this Agreement are expenses that the Underlying Fund would have incurred if the shareholders of the Top-Tier Fund had instead purchased shares of the Underlying Fund through the same broker-dealer or other financial intermediary;

ii.       the amount of the Underlying Fund Payments is less than the amount of Underlying Fund Benefits; and

iii.      by entering into this Agreement, the Underlying Fund is not engaging, directly or indirectly, in financing any activity which is primarily intended to result in the sale of shares issued by the Underlying Fund.

D.     To the extent Underlying Fund Payments are treated, in whole or in part, as a class expense of an Underlying Fund, or are used to pay a class-based expense of a Top-Tier Fund, the requirements of this Section 6 must be met with respect to each class of a Fund as well as the Fund as a whole.

E.      In approving this Agreement, the Board of a Fund must request and evaluate, and the Service Providers agree to furnish, such information as may reasonably be necessary to evaluate the terms of this Agreement and make the determinations set forth above in this Section 6.

F.      Approval by a Fund’s Board, including a majority of the Independent Directors, in accordance with this Section 6, will be required at least annually after the Fund’s entering into this Agreement and prior to any material amendment of this Agreement.

G.     Each Fund will maintain and preserve the Board’s findings and determinations set forth in paragraphs (A) and (C) above, and the information and considerations on which they were based, for the duration of this Agreement, and for a period not less than six years thereafter, the first two years in an easily accessible place.

Section 7.                  Termination.  This Agreement may be terminated as to any Fund by the vote by a majority of the Board of that Fund, or by a majority of the Independent Directors of that Fund.  Any such termination shall become effective 90 days after the relevant vote to terminate.

Section 8.                  Entire Agreement.  This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements, arrangements and understandings, whether written or oral, with respect to the subject matter hereof; provided that in the event of any inconsistency between the terms of this Agreement and the order received by the Funds from the SEC pursuant to section 17(d) of the 1940 Act and Rule 17d-1 to permit the arrangements described in this Agreement, as such order may be amended or supplemented (the “Order”), the terms of the Order shall control.

Section 9.                  Severability.  The obligations of each of the Funds hereunder is severable from that of the other Funds, and no Underlying Fund shall be responsible for any Underlying Fund Payments of any other Underlying Fund.

Section 10.              Governing Law.  This Agreement shall be governed by the laws of the State of California without giving effect to any choice of law principles; provided, that to the extent that California law conflicts with the 1940 Act, the provisions of the 1940 Act shall control.

Section 11.              Limitation of Liability.  Notwithstanding anything to the contrary contained in this Agreement, the parties hereto acknowledge and agree that, as provided in the Declaration of Trust of a Fund that is organized as a Massachusetts business trust, this Agreement is executed by the trustees and/or officers of the Fund, not individually but as such trustees and/or officers of the Fund, and the obligations hereunder are not binding upon any of the trustees or shareholders individually but bind only the estate of the Fund.

Franklin Templeton Fund Allocator Series

By: /s/ Steven J. Gray
Steven J. Gray, Vice President

Franklin Gold and Precious Metals Fund

By: /s/ Steven J. Gray
Steven J. Gray, Vice President

Franklin Custodian Funds

By: /s/ Steven J. Gray
Steven J. Gray, Vice President

Franklin Value Investors Trust

By: /s/ Steven J. Gray
Steven J. Gray, Vice President

Franklin Mutual Series Funds

By: /s/ Steven J. Gray
Steven J. Gray, Vice President

Templeton China World Fund

By: /s/ Steven J. Gray
Steven J. Gray, Vice President

Templeton Developing Markets Trust

By: /s/ Steven J. Gray
Steven J. Gray, Vice President

Templeton Funds

By: /s/ Steven J. Gray
Steven J. Gray, Vice President

Franklin Templeton International Trust

By: /s/ Steven J. Gray
Steven J. Gray, Vice President

Templeton Global Smaller Companies Fund

By: /s/ Steven J. Gray _
Steven J. Gray, Vice President

Franklin High Income Trust

By: /s/ Steven J. Gray
Steven J. Gray, Vice President

Franklin Investors Securities Trust

By: /s/ Steven J. Gray
Steven J. Gray, Vice President

Franklin Real Estate Securities Trust

By: /s/ Steven J. Gray
Steven J. Gray, Vice President

Franklin Strategic Series

By: /s/ Steven J. Gray
Steven J. Gray, Vice President

Franklin Strategic Mortgage Portfolio

By: /s/ Steven J. Gray
Steven J. Gray, Vice President

Franklin Templeton Global Trust

By: /s/ Steven J. Gray Steven J. Gray, Vice President

Templeton Income Trust

By: /s/ Steven J. Gray
Steven J. Gray, Vice President

Franklin Global Trust

By: /s/ Steven J. Gray
Steven J. Gray, Vice President

Templeton Growth Fund, Inc.

By: /s/ Steven J. Gray
Steven J. Gray, Vice President

Institutional Fiduciary Trust

By: /s/ Steven J. Gray
Steven J. Gray, Vice President

Franklin Advisers, Inc.

By: /s/ Maria Gray
Maria Gray, Secretary

Franklin Templeton Institutional, LLC

By: /s/ Maria Gray
Maria Gray, Secretary

Franklin Templeton Investments Corp.

By: /s/ Brad G. Beuttenmiller
Brad G. Beuttenmiller, Corporate Secretary

Franklin Investment Advisory Services, LLC

By: /s/ Maria Gray
Maria Gray, Secretary

Franklin Advisory Services, LLC

By: /s/ Maria Gray
Maria Gray, Secretary

Franklin Mutual Advisers, LLC

By: /s/ Maria Gray
Maria Gray, Secretary

Templeton Asset Management Ltd.

By: /s/ Gregory E. McGowan
Gregory E. McGowan, Director

Templeton Global Advisors Limited

By: /s/ Gregory E. McGowan
Gregory E. McGowan, Executive Vice President

Templeton Investment Counsel, LLC

By: /s/ Robert C. Rosselot
Robert C. Rosselot, Vice President and Secretary

Franklin Templeton Investment Management Limited

By: /s/ Sara A. MacIntosh
Sara A. MacIntosh, Company Secretary

Franklin Templeton Services, LLC

By: /s/ Maria Gray
Maria Gray, Secretary

Franklin/Templeton Distributors, Inc.

By: /s/ Maria Gray
Maria Gray, Secretary